                                                                      EXHIBIT 99

                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)

                                                                                  Twelve Months Ended
                                                                                     March 31, 2002
                                                                                  -------------------
                                                                                   Millions of Dollars

Operating revenues ..............................................................      $  27,649
                                                                                       ---------

Operating expenses
     Energy purchased for resale, fuel consumed and delivery costs ..............         19,474
     Operation and maintenance ..................................................          3,953
     Depreciation and other amortization ........................................            984
     Goodwill amortization ......................................................            165
     Taxes other than income ....................................................            781
                                                                                       ---------
          Total operating expenses ..............................................         25,357
                                                                                       ---------

Operating income ................................................................          2,292

Other income (deductions)-- net .................................................           (131)
                                                                                       ---------

Income before interest, other
     charges, income taxes and extraordinary items ..............................          2,161
                                                                                       ---------

Interest income .................................................................            151

Interest expense and other charges
     Interest ...................................................................          1,332
     Distribution on  mandatorily redeemable, preferred
          securities of subsidiary trusts, each holding solely junior subordinated debentures of the obligated company:
               TXU Corp. obligated ..............................................             30
               Subsidiary obligated .............................................             54
     Preferred stock dividends of subsidiaries ..................................             14
     Distributions on preferred securities of subsidiary perpetual
          trust of TXU Europe ...................................................             15
     Allowance for borrowed funds used during
           construction and capitalized interest ................................            (21)
                                                                                       ---------
               Total interest expense and other charges .........................          1,424
                                                                                       ---------

Income before income taxes and extraordinary items ..............................            888

Income tax benefit ..............................................................            (14)
                                                                                       ---------

Income before extraordinary items ...............................................            902

Extraordinary items, net of tax effect ..........................................           (171)
                                                                                       ---------

Net income ......................................................................            731

Preference stock dividends ......................................................             22
                                                                                       ---------

Net income available for common stock ...........................................      $     709
                                                                                       =========

Average shares of common stock outstanding (millions) ...........................            261

Per share of common stock:
     Basic and diluted earnings
          Income before extraordinary items .....................................          $3.37
          Extraordinary items, net of tax effect ................................         $(0.66)
          Net income available for common stock .................................          $2.71

     Dividends declared .........................................................          $2.40